Exhibit 107
CALCULATION OF FILING FEE TABLES
Form S-8
Sprout Social, Inc.
Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A common stock, $0.0001 par value per share, reserved for issuance pursuant to the Registrant’s Inducement Grant Framework	Rule 457(c) and (h)	1,800,000	$8.80	$15,840,000.00	0.0001381	$2,187.51
	Total Offering Amounts					$15,840,000.00		$2,187.51
	Total Fee Offsets							—
	Net Fee Due							$2,187.51

Offering Note

1
The amount registered represents the aggregate number of shares of the Registrant’s Class A common stock, $0.0001 par value per share (“Class A common stock”), reserved for issuance upon the vesting of restricted stock units to be granted pursuant to the Registrant’s Inducement Grant Framework outside the Registrant’s 2019 Incentive Award Plan (the “Incentive Plan”) but subject to the terms of the Incentive Plan, as if such restricted stock units were granted under the Incentive Plan, as inducement grants pursuant to Rule 5635(c)(4) of the Nasdaq Listing Rules.

Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Class A common stock that become issuable under the Inducement Grant Framework by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of Class A common stock.

The proposed maximum offering price per share of Class A common stock is estimated solely for the purpose of calculating the proposed maximum aggregate offering price and the registration fee in accordance with Rules 457(c) and (h) under the Securities Act, based on the average of the high and low prices of the Class A common stock as reported on The Nasdaq Stock Market LLC on August 3, 2026, which was $8.80.

Table 2: Fee Offset Claims and Sources	☑Not Applicable

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources